UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2016

TEXTURA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35956	26-1212370
(Commission File Number)	(IRS Employer Identification No.)

1405 Lake Cook Road, Deerfield, IL	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 457-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Textura Corporation (the “Company”) on April 29, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated April 28, 2016, by and among OC Acquisition LLC, a Delaware limited liability company (“Parent”), Tulip Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Oracle Corporation, a Delaware corporation and the ultimate parent entity of Parent and Purchaser (“Oracle”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for a purchase price of $26.00 per Share, net to the seller, in cash (the “Offer Price”), without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 12, 2016 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of the day on June 9, 2016 (such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary, has advised that, as of the Expiration Time, 24,540,818 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 84.9% of the aggregate number of then issued and outstanding Shares. In addition, the Company advised Purchaser that 1,221,323 Shares were subject to exercisable securities at the Expiration Time. Accordingly, the minimum tender condition to the Offer has been satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On June 10, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Purchaser was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a subsidiary of Oracle.

At the effective time of, and as a result of, the Merger and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Offer Price, in cash, without interest thereon and subject to any required tax withholding, other than (i) Shares held by the Company as treasury stock, owned by Oracle, Parent, Purchaser or any subsidiary of the Company or (ii) Shares held by stockholders who properly exercised appraisal rights under the DGCL.

In addition, at the effective time of and as a result of the Merger and without any action on the part of the holders thereof, pursuant to the terms and subject to the conditions of the Merger Agreement, the unvested portion of any stock option or restricted stock unit of the Company (each, a “Company Compensatory Award”) that was outstanding immediately prior to the effective time of the Merger and that was then held by a person who was an employee of the Company or any of its subsidiaries immediately prior to the effective time of the Merger, was assumed by Oracle and converted automatically at the effective time of the Merger into an option or restricted stock unit of Oracle, as the case may be, denominated in shares of common stock of Oracle and subject to terms and conditions substantially identical to those in effect at the effective time (each such assumed unvested portion of a Company Compensatory Award, an “Assumed Company Award”). The number of shares of the common stock of Oracle subject to each such Assumed Company Award upon the assumption thereof at the effective time of the Merger was determined by multiplying the number of Shares subject to such Assumed Company Award by a fraction (the “Award Exchange Ratio”), the numerator of which is the Offer Price and the denominator of which is the average closing price of common stock of Oracle on the New York Stock Exchange over the five (5) trading days immediately preceding (but not including) the date on which the effective time of the Merger occurs (rounded down to the nearest whole share). If any such Assumed Company Award had an exercise or purchase price per Share as of immediately prior to the effective time of the Merger, then, at the effective time of the Merger, such Assumed Company Award had an exercise or purchase price per share of the common stock of Oracle, and such new exercise or purchase price was determined by dividing the prior exercise or purchase price per Share of such Assumed Company Award by the Award Exchange Ratio (rounded upwards to the nearest whole cent).

Further, at the effective time of the Merger, the vested portion (including any portion that pursuant to its terms vested solely as a result of the transactions contemplated by the Merger Agreement) of each Company Compensatory Award that was outstanding immediately prior to the effective time of the Merger (each such vested portion of a Company Compensatory Award, a “Cashed Out Compensatory Award”) was not assumed by Oracle and was, immediately prior to the effective time of the Merger, cancelled and extinguished and, in exchange for the Cashed Out Compensatory Award, each former holder of any such Cashed Out Compensatory Award was granted the right to receive an amount in cash equal to the product of (x) the aggregate number of Shares subject to such Cashed Out Compensatory Award immediately prior to the effective time of the Merger and (y) the Offer Price less any per share exercise or purchase price of such Cashed Out Compensatory Award immediately prior to such cancellation (such amounts payable hereunder being referred to as the “Compensatory Award Payments”). From and after the effective time of the Merger, any such

Cashed Out Compensatory Award was no longer exercisable or settleable in shares by the former holder of such Cashed Out Compensatory Award, but instead the holder was only entitled to the payment of the Compensatory Award Payment, if any; provided that any Cashed Out Compensatory Award that had an exercise or purchase price equal to or greater than the Offer Price was cancelled without any consideration therefor. The Compensatory Award Payments was paid as soon as practicable following the effective time of the Merger, without interest.

Further, at the effective time of the Merger, the unvested portion of each Company Compensatory Award that was outstanding immediately prior to the effective time of the Merger and that was held by a person who was not an employee of the Company or any of its Subsidiaries (each such unvested portion of a Company Compensatory Award, a “Terminated Compensatory Award”) was not assumed by Oracle and was, immediately prior to the effective time of the Merger, cancelled and extinguished for no consideration. From and after the effective time of the Merger, any such Terminated Compensatory Award was no longer be exercisable by the former holder thereof or settleable in Shares.

The aggregate consideration paid by Oracle, Parent and Purchaser in the Offer and Merger was approximately $751 million, without giving effect to related transaction fees and expenses. Oracle, Parent and Purchaser funded the consideration paid to stockholders in the Offer and pursuant to the Merger through Oracle’s internally available cash, cash from operations and cash from previous borrowings.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on June 10, 2016 that the Merger was consummated, and trading of the common stock of the Company on the NYSE has been suspended. Accordingly, the NYSE has filed a notification of delisting of the Company’s common stock from the NYSE and deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with the SEC. The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, to be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on June 10, 2016, a change in control of the Company occurred and the Company now is a subsidiary of Oracle.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Gregory J. Besio, Matthew J. Botica, Edward K. Chandler, R. Michael Murray, Jr., General Peter Pace, David G. Patterson and Robert P. Wayman resigned from his respective position as a member of the Board of Directors, and any committee thereof, of the Company, effective at the effective time of the Merger on June 10, 2016. Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 10, 2016, the size of the Board of Directors of the Company was reduced to one member and Brian S. Higgins was appointed as the sole member of the Board of Directors of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 10, 2016, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company following the effective time, with Dorian Daley appointed as President of the Company and Gregory Hilbrich appointed as Treasurer of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Purchaser in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and third amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of April 28, 2016, by and among Textura Corporation, OC Acquisition LLC, Tulip Acquisition Corporation and Oracle Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2016)

3.1	Amended and Restated Certificate of Incorporation of Textura Corporation

3.2	Amended and Restated Bylaws of Textura Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Textura Corporation

June 17, 2016	By:	/s/ BRIAN S. HIGGINS
Brian S. Higgins
Vice President & Secretary

Exhibit Index

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of April 28, 2016, by and among Textura Corporation, OC Acquisition LLC, Tulip Acquisition Corporation and Oracle Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2016)

3.1	Amended and Restated Certificate of Incorporation of Textura Corporation

3.2	Amended and Restated Bylaws of Textura Corporation